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                                                                    Exhibit 12.1

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                                         SIX MONTH PERIOD ENDED
                                                                              JUNE 30, 2004
                                                                         ----------------------

INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                           $              266,386
  Plus:
     Fixed Charges (excluding capitalized interest)                                     139,498
                                                                         ----------------------

TOTAL EARNINGS                                                           $              405,884
                                                                         ======================

FIXED CHARGES:
     Interest expensed and capitalized                                   $              137,538
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                    799
     An estimate of the interest component within rental expense                          1,161
                                                                         ----------------------

TOTAL FIXED CHARGES                                                      $              139,498
                                                                         ======================

RATIO OF EARNINGS TO FIXED CHARGES                                                         2.91
                                                                         ======================




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                           $              266,386
  Plus:
     Fixed Charges (excluding capitalized interest)                                     101,017
                                                                         ----------------------

TOTAL EARNINGS                                                           $              367,403
                                                                         ======================

FIXED CHARGES:
     Interest expensed and capitalized                                   $               99,057
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                    799
     An estimate of the interest component within rental expense                          1,161
                                                                         ----------------------

TOTAL FIXED CHARGES                                                      $              101,017
                                                                         ======================

RATIO OF EARNINGS TO FIXED CHARGES                                                         3.64
                                                                         ======================
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